UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2009

PetroHunter Energy Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Stout Street, Suite 2000 Denver, CO                                                                                                        80202
 (Address of principal executive offices)                                                                                                                (Zip Code)

Registrant’s telephone number, including area code: (303) 572-8900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

J. Chris Steinhauser resigned as the Chief Financial Officer of the registrant effective April 24, 2009.

Effective April 28, 2009, the registrant increased the size of its board to six members and appointed Erich Hofer to fill the vacancy created by the increase.  Mr. Hofer has been a director of Arkanova Energy Corporation since March 2007.  Arkanova Energy is a publicly-traded oil and gas company with property interests located in Arkansas, Colorado and Montana.  From January 2005 to September 2007, he served as group CFO for Argo-Hytos Ltd., a mobile hydraulic application manufacturer, headquartered in Baar, Switzerland.  From September 2001 to March 2004, he served as chief of staff and deputy of the group CEO at Schneeberger Ltd., a linear technology manufacturer, located in Roggwil, Switzerland.  Mr. Hofer holds an MBA degree from the University of Chicago and a B.S. degree in economics and management from the University for Applied Science for Business and Administration in Zurich.  He is also a certified management accountant in Switzerland.

The registrant also announced that Charles B. Crowell, its Chief Executive Officer, agreed to a reduction of his annual salary to $270,000, effective April 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
April 30, 2009	By: /s/ Kyle L. WhiteJohnson Kyle L. WhiteJohnson Vice President Administration